Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS EPS OF $0.35 vs. $0.23

FOR FIRST QUARTER ENDED OCTOBER 31, 2012

—NET INCOME 54% HIGHER ON 7% SALES INCREASE

LITTLE FALLS, New Jersey (December 6, 2012) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 54% increase in net income to $9,576,000, or $0.35 per diluted share, on a 7% increase in sales to a record $99,681,000 for the first quarter ended October 31, 2012. This compares with net income of $6,220,000, or $0.23 per diluted share, on sales of $93,262,000 for the first quarter ended October 31, 2011.

Andrew Krakauer, Cantel’s President and CEO stated, “We are pleased to have delivered another strong financial performance this quarter. All three major business segments contributed to the favorable results. As in the past four quarters, much of our success resulted from the continued expansion of our gross margins, which improved to 43.9%. This was three percentage points better than in the same quarter last year and was mostly driven by greater shipments of higher margin products.”

Krakauer added, “Our Water Purification and Filtration segment had an especially strong performance this quarter with organic sales growth of 16%. Operating profits in the segment grew by 46% due to greater sales of advanced technology higher margin products and improved operating efficiencies driven by higher production volumes. We also saw substantial operating leverage in our Healthcare Disposables and Endoscopy businesses, primarily driven by the sales of higher margin products. Operating profit in these two segments grew by 37% and 33%, respectively.  Additionally, we also had some benefit from opportunistic sales in our Therapeutic Filtration business and stringent expense control across all units.”

In November, we announced two important events which will greatly benefit Cantel in the future. First was the acquisition of SPS Medical Supply Corp., which now brings Cantel’s sales in the growing sterilization assurance market to over $30 million. It also significantly expanded the presence of our Crosstex business into the hospital and alternative care markets. Second, we announced the appointment of Jorgen B. Hansen as Cantel’s Executive Vice President and Chief Operating Officer. Jorgen brings a wealth of senior executive management experience in the medical device and healthcare industry to Cantel. He also has great knowledge of international markets.

The Company also reported that its balance sheet at October 31, 2012 included current assets of $133,211,000, including cash of $27,866,000, a current ratio of 2.44:1, gross debt of $80,000,000 and stockholders’ equity of $284,597,000. Krakauer stated, “We continue to maintain a strong balance sheet and generate substantial cash flow and EBITDAS. When compared with the same quarter last year, our EBITDAS grew by 34% to $20,998,000. We were able to reduce our net debt position by approximately $7.7 million to $52,134,000, during the quarter.”

Cantel Medical Corp. (NYSE:CMN) is a leading provider of infection prevention and control products in the healthcare market. Our products include water purification equipment, sterilants, disinfectants and cleaners, specialized medical device reprocessing systems for endoscopy and renal dialysis, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates and other dialysis supplies, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for the transport and temperature regulation of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the first quarter ended October 31, 2012 on Thursday, December 6, 2012 at 11:00 AM Eastern time. To participate in the conference call, dial (877) 407-8033 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, December 6, 2012 at 2:00 PM through midnight on February 6, 2013 by dialing (877) 660-6853 and using conference ID # 404890.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=170281.  A replay of the webcast will be available on Vcall for 90 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	October 31,
	2012	2011

Net sales	$99,681	$93,262

Cost of sales	55,954	55,312

Gross profit	43,727	37,950

Expenses:
Selling	13,413	12,923
General and administrative	12,048	12,102
Research and development	2,294	2,145
Total operating expenses	27,755	27,170

Income before interest and income taxes	15,972	10,780

Interest expense	646	1,031
Interest income	(13)	(30)

Income before income taxes	15,339	9,779

Income taxes	5,763	3,559

Net income	$9,576	$6,220

Earnings per common share - diluted	$0.35	$0.23

Dividends per common share	$0.06	$0.05

Weighted average shares - diluted	27,361	26,899

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	October 31,	July 31,
	2012	2012
Assets
Current assets	$133,211	$133,892
Property and equipment, net	42,403	43,022
Intangible assets, net	69,096	71,311
Goodwill	183,703	183,655
Other assets	3,061	2,932
	$431,474	$434,812

Liabilities and stockholders’ equity
Current portion of long-term debt	$10,000	$10,000
Other current liabilities	44,615	45,141
Long-term debt	70,000	80,000
Other long-term liabilities	22,262	23,735
Stockholders’ equity	284,597	275,936
	$431,474	$434,812

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three months ended October 31, 2012 and 2011, respectively, is as follows (in thousands):

	Three Months Ended
	October 31,
	2012	2011

Net income	$9,576	$6,220

Income taxes	5,763	3,559
Interest expense	646	1,031
Interest income	(13)	(30)
Depreciation	1,760	1,677
Amortization	2,267	2,289
Loss on disposal of fixed assets	41	3

EBITDA	20,040	14,749

Stock-based compensation expense	958	931

EBITDAS	$20,998	$15,680

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.